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                                                                     Exhibit 5.1

                                                    BASS, BERRY & SIMS PLC
                                           A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                       ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                              DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                       REPLY TO:                                       AMSOUTH CENTER
         KNOXVILLE, TN 37902                            AMSOUTH CENTER                           315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                     315 DEADERICK STREET, SUITE 2700                      NASHVILLE, TN 37238-3001
                                                   NASHVILLE, TN 37238-0002                               (615) 742-6200
            MEMPHIS OFFICE                              (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                        MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                     www.bassberry.com                                29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                       NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                                (615) 255-6161

                                                     August 2, 2005

Greene County Bancshares, Inc.
100 North Main Street
Greeneville, Tennessee 37743-4992

         Re: Registration Statement on Form S-3 (File No. 333-_________)

Dear Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on August 2, 2005, with respect to 1,725,000 shares (the "Shares") of common stock, par value $2.00 per share (the "Common Stock"), of Greene County Bancshares, Inc., a Tennessee corporation (the "Company"), to be sold by the Company on the terms set forth in the Registration Statement. Such 1,725,000 shares of Common Stock include 225,000 shares that may be purchased by the underwriters upon the exercise of an option to cover overallotments.

     In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued, delivered and paid for as set forth in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,


                                             /s/  Bass, Berry & Sims PLC